                                                                   EXHIBIT 10.23

                    AGREEMENT WITH AN INDEPENDENT CONTRACTOR
                    ----------------------------------------

           MADE AND EXECUTED IN TEL AVIV ON THE 5TH OF SEPTEMBER 2002

BETWEEN:     ITURAN LOCATION AND CONTROL, LTD.
             Of: 3 Hashikma Street
             Azor
             (hereinafter: "THE COMPANY")
                                                        PARTY OF THE FIRST PART;
                                                        ------------------------

AND          MR. EYAL SHERATZKY
             ID No. 023909641
             Of: 10 Dulchin Street
             Tel Aviv
             (hereinafter: "THE CONTRACTOR")
                                                       PARTY OF THE SECOND PART;
                                                       -------------------------

AND          A. SHERATZKY HOLDINGS LTD.
             Private Company No. 51-3230268
             Of: 14 Dulchin Street, Tel Aviv
             (hereinafter: "THE EMPLOYER")
                                                        PARTY OF THE THIRD PART;
                                                        ------------------------

WHEREAS:       Until August 1, 2002, the Contractor was employed as an employee of the Company in the position of its Deputy CEO, and beginning on this date, subsequent to the express wish of the Contractor to work as an independent contractor providing his services to the
               Company through the Employer, the Company has granted his
               request;

AND WHEREAS:   The Contractor is an employee of the Employer;

AND WHEREAS:   The Company and the Employer wish to establish the terms of the contractual agreement between them, while taking into
               consideration the fact that the Contractor was the party who requested that the

               relationship be founded on an independent contractor basis through the Employer, compared with that of an employee;

THEREFORE, THE PARTIES DO HEREBY DECLARE, AGREE AND STIPULATE AS FOLLOWS:

1.   PREAMBLE AND HEADINGS

     1.1  The preamble to this agreement constitutes an integral part thereof.

     1.2  The section headings are intended for the convenience of the reader only, and should not be used for any interpretive purpose whatsoever.

2.   SUPERVISION OF THE SERVICES, THEIR QUALITY AND NATURE

     In the context of providing the services to be defined below, which the
     Employer will provide through the Contractor, the Employer and the
     Contractor will be subject to review regarding the quality and nature of the services. The review will be carried out by the Company's management, and/or its shareholders and/or a party whom the shareholders indicate, including the Company's CEO. The Employer undertakes to draw conclusions from the review and to correct whatever may require correction, as stated
     in the review.

3.   DEFINITION OF THE SERVICES

     The Employer shall provide the Company with administrative services through the Contractor, similar to those services that the Contractor had provided the Company as an employee - Deputy CEO. The services will be provided personally, solely by the Contractor. In the context of the services it provides to the Company through the Contractor, the Employer will see to, inter alia, the following matters (above and hereinafter: "THE SERVICES"):

     3.1  Maintaining ongoing and proper work relations with the Company's Board of Directors, the Contractor's subordinates, and anyone else with whom the Contractor may be required to be in contact in order to perform his job.

     3.2  Submitting ongoing activity reports to the Company's CEO and its Board of Directors, as well as any other information that may be required of him, and providing any assistance needed by the Chairman of the Board of Directors in running the Board of Directors meetings.

     3.3  Promoting a sense of team spirit and values of high quality service among the Company's employees and his subordinates.

     3.4  Quality management, including proposing efficiency initiatives and measures to the Company's Board of Directors.

     3.5  Carrying out any assignment given to him by the CEO and the Company's
          Board of Directors.

     3.6  Responsibility for the Company's ongoing activity.

4.   The Contractor undertakes to immediately notify the CEO concerning any significant matter within the Company pertaining to his areas of responsibility, and to report any such matter to the CEO without delay.

5.   The Contractor undertakes to perform his job faithfully and with dedication, and to use all of his skills, knowledge, experience and time for Company's benefit and its advancement.

6.   The Contractor undertakes to notify the Company's Board of Directors immediately and without delay, regarding any matter or issue regarding which he has a personal stake that creates and/or is liable to create a conflict of interests with the Services and with the good of the Company.

7.   As the Contractor is an independent contractor employed through the
     Employer and since, even if the Contractor were to be considered a Company employee for any reason whatsoever - the Contractor's job pursuant to this agreement is considered to be one of those positions that requires a special degree of personal trust, as defined in the Hours of Work and Rest
     Law, 5711 - 1951; therefore, the provisions of such law shall not apply to the Contractor nor will he be entitled to any additional consideration whatsoever for his work, other than that which is expressly set out in this agreement.

8.

     8.1  The Employer undertakes to provide the Contractor's Services anywhere they may be required, either in Israel or abroad, and without limiting the hours and within reason.

     8.2  If the Contractor is required to provide services abroad, the terms regarding the performance of such service (expenses) shall be agreed upon with him.

9.   Upon the termination of its Services to the Company through the Contractor, for any reason whatsoever, the Employer and the Contractor undertake to transfer their job in an orderly fashion to the person the Company shall so instruct them, and to surrender to the Company all documents, information and any other material he has received or prepared in connection with the
     Services, until the end of the agreement.

10.  THE CONSIDERATION FOR THE SERVICES

     As final and absolute consideration for providing the Services to the
     Company and for fulfilling all of the Employer's and the Contractor's obligations pursuant to this agreement, the Employer and the Contractor shall be entitled to the following:

     10.1 The Company shall pay monthly consideration to the Employer in the amount of 48,892 (forty-eight thousand, eight hundred and ninety two)
          New Israeli Shekels, which constitutes the cost of employing the
          Contractor as an employee of the Company, as of July 2002 (less the cost of a car and its "grossing-up"), plus Value Added Tax
          (hereinafter: "THE CONSIDERATION"), to be paid against the receipt of a proper tax invoice and an exemption from tax withholding at the source. In the absence of verification of such an exemption, the
          Company may deduct from the Consideration any tax liability imposed on the Employer, and which it is required by law to withhold at the source. It is hereby clarified that the Consideration is final and absolute consideration for the Services, and any tax liability that applies to the Contractor in connection with the said Consideration shall be paid by him.

          The Employer alone (on behalf of the Contractor) shall bear the payment of income tax, National Insurance payments, health insurance payments and any other payment to any tax authority whatsoever regarding the Consideration.

     10.2 The Contractor shall be entitled to a cellular telephone at the
          Company's expense. The Contractor will return the telephone to the
          Company immediately upon the conclusion of the provision of the
          Services by the contractor.

     10.3 The Contractor will be entitled to reimbursement for expenses, including per diem expenses in Israel and abroad, upon presentation of receipts and/or a report in accordance with the Company's accepted procedures.

     10.4 The Contractor will be entitled to a car at the Company's expense, of the same standard that he received as a Company employee, and the
          Company will gross up the value of the said car for the Contractor.

11.  CONFIDENTIALITY AND NON-COMPETITION

     11.1 The Contractor undertakes to keep absolutely confidential any information that he receives during and upon the provision of the
          Services to the Company pursuant to this agreement. "Information"
          shall, in this section: include prices, costs, lists of suppliers, customer lists, plans, quantities, profit and loss calculations, market research, computer software, information systems and any other
          Company information that is not in the public domain. The Contractor also undertakes not to damage the Company's and/or the shareholders'
          reputation in any manner whatsoever. The Contractor's undertaking pursuant to this section shall remain in effect even after the conclusion of this agreement.

     11.2 For a period of twelve months from the date on which the provision of the Services to the Company shall be terminated, the Contractor will not engage, neither within the territory of the State of Israel nor within the territory of any country in which the Company is active, in any business that does or that could directly compete with the Company
          - either by himself and/or through any other agent whatsoever acting on his behalf, either as a salaried employee or as an independent worker, either directly or indirectly, unless the Company gives its advance written consent thereto.

     11.3 To remove all doubt, the parties hereby declare that all existing and/or future developments, improvements in the Company's products and any intellectual property that may result from the provision of the
          Contractor's Services to the Company, including
          registered/unregistered rights, whether developed by the Contractor during work hours or outside of work hours, whether at the Company's offices or outside of them - including in the Contractor's home -
          whether in Israel or abroad, shall be the Company's exclusive property and possession.

12.  VALIDITY OF THE AGREEMENT

     12.1 This agreement will enter into effect beginning on August 1, 2002.

     12.2 Each of the parties may inform the other parties regarding termination of the agreement, by way of written notification that shall be given at least six months in advance (hereinafter: "THE ADVANCE NOTIFICATION
          PERIOD"). During the Advance Notification Period, the provisions of this agreement shall

          continue to bind the parties, but the Company has the right to notify the Contractor that it does not wish to receive the Contractor's services and that he should not come to the Company's offices. In such a case, the Contractor shall be entitled to all of his rights pursuant to this agreement. At the end of the Advance Notification Period, the
          Contractor will return the Company's cellular phone, the car and any
          Company equipment that may be in his possession.

     12.3 Notwithstanding the provisions of section 12.2 above, the Company may terminate the Contractor's employment immediately, without prior notice and without any compensation, upon the occurrence of any one of the following:

          12.3.1 The Contractor's conviction for a dishonorable offense.

          12.3.2 The Contractor's breach of his fiduciary duty to the Company.

          12.3.3 The Contractor's breach of this Agreement through the disclosure of the Company's secrets or by competing with the
                 Company.

          12.3.4 The Contractor's breach of this Agreement through the disclosure of the Company's secrets or competition with the
                 Company.

     12.4 Without derogating from the generality of the above provisions of this section, this Agreement will be automatically cancelled upon the dissolution of the Company - as soon as the dissolution shall take effect.

13.  THE CONTRACTOR - AN INDEPENDENT CONTRACTOR

     13.1 The Contractor hereby declares and undertakes that his status vis-a-vis the Company is that of an independent contractor, and that there is no employee-employer relationship between him and the
          Company.

     13.2 The Contractor is aware that the Consideration paid to him as described above is paid to the Employer by the Company on the basis of his being an independent contractor and on the basis of there being no employee-employer relationship with regard to this matter; if such a relationship existed, it would significantly reduce the amount of the
          Consideration the Company would be paying to the Contractor.

     13.3 Based on the above, the parties agree that if, in the future, a judicial body determines that notwithstanding the provisions of this agreement, there is an employee-employer relationship between the parties (or with one of the companies in the Ituran Group, hereinafter: "ITURAN"), an alternative arrangement will apply between the parties whereby 40% of the Consideration received by the
          Contractor from the Company in accordance with this agreement will be considered an indexed loan, at an annual interest rate of 5%, and given to the Employer and the Contractor by the Company (hereinafter:
          "THE LOAN"), and the remaining balance of 60% will be considered as wages for labor, along with the additional conditions usually paid to a Company employee.

     13.4 The Loan and its proceeds will be viewed as being immediately payable the day on which the Company or Ituran is first requested to recognize the existence of an employee-employer relationship between the
          Contractor and the Company and/or Ituran. In such a case, the
          Contractor will be required to repay to the Company, immediately upon its first written request, the Loan and its proceeds less the sum of all the payments owed to the Contractor as severance pay and additional social benefits, according to a final court ruling.

     13.5 Without derogating from the above, if for any reason whatsoever, the tax and/or National Insurance Institute and/or health and/or any other authorities demand the payment of any tax provisions whatsoever from the Company resulting from the Company's contractual arrangement pursuant to this agreement with the Employer and the Contractor, the
          Employer and the Contractor undertake to indemnify the Company for any such payment, immediately upon the Company's first written request.

     13.6 Mr. Izzy Sheratzky will be a personal guarantor for the fulfillment of the Contractor's and the Employer's obligations pursuant to this section.

14.  GENERAL

     14.1 This agreement is an individual and special labor agreement between the Company, and the Employer and the Contractor, and it fully regulates all of the terms of the Contractor's employment by the
          Company. The Employer and the Contractor undertake to keep the contents of this agreement completely confidential.

                                       10

     14.2 Any promise, obligation, undertaking, declaration, representation or the like that were given or made on behalf of the Company and/or its shareholders prior to the signing of this agreement - if any such were made - are hereby null and void, unless and to the extent that they are expressly included in this agreement.

     14.3 If any provision whatsoever of this agreement is revoked by any court whatsoever, or is declared to be invalid for any reason whatsoever, the other provisions of this agreement shall remain in effect.

     14.4 The parties' addresses are as specified in the preamble to this agreement. Any notice sent by one party to another via registered mail will be considered to have been received by the addressee at the end of 72 hours from the time of its receipt by the post office for delivery, and if it is hand delivered - at the time of actual delivery. If any party changes its address, he shall notify the other parties in writing.

     14.5 The parties are signing this agreement after reviewing it carefully, and they declare that they are aware of the substance of the obligations they are taking upon themselves and according thereto, and of their meanings.

          AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES:

(Signature)                                        (Stamp and signature)
-----------------------------                      -----------------------------
THE CONTRACTOR                                     THE COMPANY

(Stamp and signature)
-----------------------------
THE EMPLOYER

                                       11

I the undersigned Izzy Sheratzky, ID Number 007495443, of 14 Dulchin Street, Tel
Aviv, do hereby guarantee to the Company, through a personal guarantee, the
Employer's and the Contractor's undertakings as stated in Paragraph 13 above.

(Signature)
-----------------------------
Izzy Sheratzky

                                       12

            ADDENDUM TO THE AGREEMENT WITH AN INDEPENDENT CONTRACTOR,
                             DATED SEPTEMBER 5, 2002

             MADE AND EXECUTED IN TEL AVIV ON OCTOBER 28, 2002

BETWEEN:     ITURAN LOCATION AND CONTROL, LTD.
             3 Hashikma Street
             Azor
             (hereinafter: "THE COMPANY")
                                                        PARTY OF THE FIRST PART;
                                                        ------------------------

AND          MR. EYAL SHERATZKY
             ID No. 023909641
             10 Dulchin Street
             Tel Aviv
             (hereinafter: "THE CONTRACTOR")
                                                       PARTY OF THE SECOND PART;
                                                       -------------------------

AND          A. SHERATZKY HOLDINGS LTD.
             Private Company No. 51-3230268
             14 Dulchin Street, Tel Aviv
             (hereinafter: "THE EMPLOYER")
                                                        PARTY OF THE THIRD PART;
                                                        ------------------------

WHEREAS:       On September 5, 2002, the parties signed an independent
               contractor agreement (hereinafter: "THE AGREEMENT"), pursuant to which, inter alia, the cost of the Contractor's employment will remain as is without change, as it was prior to the signing of the Agreement (hereinafter, "THE COST");

AND WHEREAS:   The parties wish to add to the Agreement provisions protecting the Company against cases in which it is required to make
               additional payments to any party whatsoever and as a result of which the Cost increases, through the receipt of

                                       13

               indemnification from the Contractor as described below;

          THEREFORE THE PARTIES HAVE AGREED AND STIPULATED AS FOLLOWS:

1.   The preamble to this agreement constitutes an integral part thereof.

2.   The provisions of the agreement shall remain in effect, unless and to the extent they are expressly amended in this Addendum.

3.   The Contractor undertakes vis a vis the Company that in any event wherein the Company is required to pay to the tax authorities, or to other authorities, any tax provisions or other payments whatsoever, as a result of the payment of which the Cost increases, and if such additional payments derive from the signing of the Agreement and from the Contractor's change from the status of an employee to that of an independent contractor
     (including pursuant to the manner in which the Consideration is paid), the
     Contractor will indemnify the Company for the sums for which the Company is liable (if it is liable) immediately upon its first written request.

4.   Upon receiving the request for payment of the tax provisions as stated
     above, the Company shall notify the Contractor immediately and will transfer to him all of the material relevant to the request. The Contractor will undertake, at his responsibility and at his expense, the proceedings with the tax authorities, and the Company may not reach a compromise with the tax authorities without the Contractor's advance written consent.

5.   The Employer will be a guarantor of the Contractor's obligation pursuant to this addendum.

6.   The Contractor and the Employer hereby authorize the Company to offset any amount with which it is charged by the tax authorities, and which the
     Contractor has not had reduced or cancelled as stated in Paragraph 4 above, from the

                                       14

     Consideration owed to them pursuant to the agreement, to the extent that the amount of the debt is not paid within 7 days from the date of the request.

                                       15

     AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURE:

(Signature)                                        (Stamp and signature)
-----------------------------                      -----------------------------
THE CONTRACTOR                                     THE COMPANY

(Stamp and signature)
-----------------------------
THE EMPLOYER

                                       16

ITURAN
CAR COMMUNICATION & LOCATION

                        ITURAN LOCATION AND CONTROL LTD.
                        --------------------------------
                                  "THE COMPANY"

                                     MINUTES

 FROM A SPECIAL GENERAL MEETING THAT TOOK PLACE AT THE COMPANY'S OFFICES
ON 2.24.04 AT 3:30PM

IN ATTENDANCE: SHAREHOLDERS LISTED IN ATTACHMENT A OF THESE MINUTES.
ELECTED CHAIRMAN: ADV. GUY AHARONOV.

ON THE AGENDA:

1.  Discussing and making a decision on adding an annual bonus to the terms of employment of the company's co-CEOs as of 2004. The inspection committee and the directorate indicated in their arguments that so far the two co-CEOs have not received any monetary bonus in accordance with the company's operations and that their terms of employment have not been changed over the past four years. If was further indicated that awarding bonuses to CEOs as percentage of the company's profits is customary among public companies in general and among subsidiary companies of the group in particular, as part of an encouragement plan for the co-CEOs and strengthening the connection between the company's operations and the compensation that they are given.
    In addition, it was indicated that the salary of the co-CEOs of the company is significantly lower that the salary of the CEOs of the subsidiary companies.

There is a quorum and the meeting started.

IT WAS DECIDED WITH A MAJORITY OF VOTES ACCORDING TO A QUORUM VOTING AS STATED
IN ATTACHMENT A OF THESE MINUTES:

After the approval of the inspection committee and the company's directorate, it was decided to approve a change in the employment terms of the company's co-CEOs so that each one of the co-CEOs (Eyal and Nir Sheratzky) would be entitled to a
1% (one percent) annual bonus from the company's profits before taxes plus the company's share in the profits (or losses) of included companies, based on its consolidated and inspected financial reports that are executed according to customary accounting rules on 12/31 of each calendar year in which he is employed (or any relative part of it, respectively) as of 2004.

IN FAVOR - 3,477,079 SHARES (75.69%); AGAINST - 1,097,594 SHARES (23.9%);
ABSTAIN - 19,193 SHARES (0.41%). TOTAL NUMBER OF PARTICIPANTS AND VOTES -
4,593,866 SHARES.

WITHOUT ANY ADDITIONAL SUBJECTS ON THE AGENDA, THE MEETING HAS ENDED.

[Signature]
Adv. Guy Aharonov, Chairman
                                                                    Minutes 1164

  3 Hashikma Street, Azor Industrial Area, 58001. Mailing address:
                        P.O. Box 11473 Azor 58001 Israel.
                           Telephone: +972-3-5571314;
                               Fax: +972-3-5571393

[Attachment A, which contains the shareholders in attendance in the meeting has been omitted]